Exhibit 99.3
IN THE UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE KEYCORP DERIVATIVE	)	Lead Case No. 1:10-cv-01786-DAP
LITIGATION	)
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This Document Relates to:	)
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ALL ACTIONS	)
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NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION
TO:	ALL OWNERS OF KEYCORP (“KEYCORP” OR “THE COMPANY”) COMMON STOCK AS OF MARCH 25, 2011 (“CURRENT KEYCORP SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “ACTION”). THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF KEYCORP WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF KEYCORP COMMON STOCK ON MARCH 25, 2011, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

     YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the Northern District of Ohio (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of KeyCorp, the Individual Defendants, and the Company’s former executive compensation consultant, Mercer, in connection with the consolidated shareholder derivative action entitled In re KeyCorp Derivative Litigation, Lead Case No. 1:10-cv-01786-DAP, pending before the Court (i.e., the “Action”).
     As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court on April 28, 2011 at 10:00 a.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least seven (7) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
     This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the Settlement and of your rights as a Current KeyCorp Shareholder.
I.	BACKGROUND
     The Action concerns the decisions and recommendations by KeyCorp’s Board of Directors (the “Board”) regarding fiscal 2009 compensation for the Company’s senior officers.

[1]	For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of March 25, 2011, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the U.S. District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113, and is also available for viewing on KeyCorp’s website.

Plaintiffs alleged in the Action that, among other things, the Board breached its fiduciary duties to KeyCorp by increasing 2009 compensation and by failing to take appropriate action following the May 20, 2010 shareholder vote in which a majority of KeyCorp’s voting shares voted against the Board’s recommendation in connection with a “say on pay” resolution. Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiffs, KeyCorp, or its shareholders. The Court has not issued any rulings on the merits of any of the claims in the Action.
     The Action was initiated on July 6, 2010 when plaintiff King filed a shareholder derivative complaint on behalf of KeyCorp in the Common Pleas Court of Cuyahoga County, Ohio (the “King Action”). The King Action was removed to the U.S. District Court for the Northern District of Ohio (the “Court”) on August 12, 2010. Subsequently, on August 17, 2010, plaintiff Lassoff filed a substantially similar shareholder derivative complaint on behalf of KeyCorp in the Court (the “Lassoff Action”). The King Action and the Lassoff Action were consolidated by the Court on August 26, 2010, thus forming the Action.
     Although Plaintiffs had alleged in the King Action and the Lassoff Action that pre-suit demand on the Board was futile under Ohio law, pursuant to the terms of an Order entered by the Court on August 31, 2010 (the “August 31 Order”), Plaintiffs were required to issue a formal demand upon the Board with respect to the executive compensation issues that were the subject of the Action (the “Demand”). Plaintiffs issued the Demand on the Board on September 10, 2010, in accord with the August 31 Order.
     Pursuant to the terms of the August 31 Order, the Board was required to respond to the Demand by October 8, 2010. Defendants to the Action, however, made a motion to extend their response to the Demand to December 15, 2010. Plaintiffs did not to oppose this motion, because Plaintiffs, KeyCorp and the Individual Defendants had begun a dialogue shortly following the issuance of the Demand, during which it had been agreed that the Parties would attempt to engage in a process whereby Plaintiffs would interact with and make recommendations to both a Special Committee of Independent Directors that had been appointed by the Board to examine the Company’s compensation practices (the “Special Committee”), as well as the full Board, regarding KeyCorp’s executive compensation practices.
     Despite the process described above, the Parties to the Action were unable to reach agreement on a resolution of the Action by December 15, 2010, and accordingly the Board issued its response to Plaintiffs’ Demand on that date (the “Response”). In its Response, the Board, based on the conclusions and recommendations of the Special Committee, refused the Demand in its entirety, though it did recommend that the full Board consider certain executive compensation principles in the future.
     Following the Board’s Response, Plaintiffs, KeyCorp and the Individual Defendants continued to engage in arms’-length settlement discussions. These arms’-length settlement discussions ultimately culminated in the Settlement, as reflected in the Stipulation.
II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
     Plaintiffs’ Counsel conducted an extensive investigation during the development and prosecution of the Action. This investigation has included, inter alia, (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) preparing initial complaints, a detailed Demand, and a detailed consolidated complaint; (iii) analyzing and reviewing certain non-public information provided by the Company; (iv) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (v) researching corporate governance issues; (vi) employing an executive compensation expert to conduct an analysis of KeyCorp’s executive compensation policies and practices; and (vii) conducting numerous meetings with the KeyCorp’s, the Individual Defendants’ and the Special Committee’s counsel, including one in-person meeting with Plaintiffs’ executive compensation consultant and Special Committee counsel.
     Plaintiffs believe the Action has merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. In particular, Plaintiffs’ Counsel states that due to the uncertain procedural posture of the Action and the existence of the Special Committee, Plaintiffs may not have been able to allege “demand futility” or that the Demand was wrongfully refused which could have negatively impacted the Action or resulted in its dismissal. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of KeyCorp and Current KeyCorp Shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.
III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
     Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiffs, KeyCorp, or its shareholders. KeyCorp and the Individual Defendants also state the Special Committee was and is independent, that it conducted a comprehensive, good-faith investigation, and that the Special Committee concluded that none of the Defendants breached any fiduciary duty or violated any rule of law in connection with the executive compensation awarded at the Company, including, but not limited to, 2009 compensation decisions. In fact, the Special Committee believes that the Board and the Company’s officers acted in good faith and in the best interests of the Company and its stockholders at all relevant times. Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, Defendants and the Company have concluded that it is desirable that the claims in the Action be settled on the terms reflected in the Stipulation. Defendants and KeyCorp are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, the Individual Defendants and KeyCorp acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of KeyCorp and Current KeyCorp Shareholders.

     Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred in or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV.	THE SETTLEMENT HEARING
     The Settlement Hearing will be held before the Honorable Dan Aaron Polster on April 28, 2011 at 10:00 a.m. at the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113 to determine: (i) whether the Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.
V.	THE SETTLEMENT
     To resolve the Action, the Board has agreed to adopt a series of corporate governance principles and policies related to executive compensation that the Parties to the Action believe will more closely align stockholder interests with management interests. In addition, the Compensation and Organization Committee (“COC”) of the Board has modified the exercise period for certain options granted to the Company’s CEO on June 12, 2009 so that those options will expire on April 30, 2015, rather than on June 12, 2019.2 Plaintiffs, the Individual

[2]	This is a summary of relevant Settlement terms, for a complete recitation of all Settlement terms, please see a copy of the Stipulation in file at the Clerk of the Court’s Office for the U.S. District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113, or on KeyCorp’s website.

Defendants and KeyCorp believe that the Settlement terms, have, or will materially benefit KeyCorp and Current KeyCorp Shareholders.
VI.	DISMISSAL AND RELEASES
     In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims alleged by Plaintiffs against the Individual Defendants and Mercer in the Action.
     Upon the entry of the Judgment, Plaintiffs, KeyCorp, and Current KeyCorp Shareholders, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of the Judgment shall have—released, waived, discharged, and dismissed any and all Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Released Claims, against any Released Parties.
     Further, upon entry of the Judgment, the Individual Defendants, Mercer, and each of the other Released Parties, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of the Judgment shall have—released, waived, discharged, and dismissed any and all Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims, against Plaintiffs and Plaintiffs’ Counsel or KeyCorp.
VII.	ATTORNEYS’ FEES AND EXPENSES
     In recognition of the substantial benefits conferred upon KeyCorp and Current KeyCorp Shareholders as a result of the settlement of the Action, KeyCorp has agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the Action in the total amount of $1,750,000, subject to Court approval at the Settlement Hearing. Plaintiffs, the Individual Defendants and KeyCorp mutually agree that this Fee Award is fair and reasonable in light of the benefits bestowed upon KeyCorp and Current KeyCorp Shareholders by the Settlement. Plaintiffs’ Counsel shall request final approval of the Fee Award at the Settlement Hearing. To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Action nor have they been reimbursed for their out-of-pocket expenses incurred. Plaintiffs’ Counsel believe that the agreed-to Fee Award is “fair” and is within the range of attorneys’ fees approved by courts under similar circumstances in litigation of this type. Notwithstanding the foregoing, if the Court modifies any aspect of the Fee Award, the remaining terms and conditions of the Settlement shall remain intact.
VIII.	THE SPECIAL AWARDS
     Based on the substantial benefits that Plaintiffs have achieved for the Company and Current KeyCorp Shareholders through their prosecution of the Action, Plaintiffs’ Counsel intends to seek Court approval for awards (the “Special Awards”) in the amount of $2,500 for each of the Plaintiffs ($5,000 in total). Defendants will not object to a request for Court approval of the Special Awards. The Special Awards shall be paid out of the Fee Award to the extent that the Fee Award is approved, in whole or part, by the Court.
IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING
     Any Current KeyCorp Shareholder may object to the proposed Settlement, the Fee Award and/or the Special Awards. Any such objection will be considered by the Court only if the shareholder has, at least seven (7) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection setting forth: (a) the nature of the objection; (b) proof of continuous ownership of KeyCorp common stock at the time of the events alleged in the Action through the date of the Settlement Hearing, including the number of shares of KeyCorp common stock and the date of purchase; and (c) any documentation in support of the objection; and (2) if a Current KeyCorp Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a summary of the anticipated testimony of each witness. If a Current KeyCorp Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Robert B. Weiser	Geoffrey Ritts
THE WEISER LAW FIRM, P.C.	JONES DAY
121 N. Wayne Avenue, Suite 100	901 Lakeside Avenue
Wayne, PA 19087	Cleveland, OH 44114

Counsel for Plaintiffs	Counsel for Defendants Henry L. Meyer III, Thomas C. Stevens, Jeffrey B. Weeden, and Beth E. Mooney

Mitchell G. Blair
CALFEE, HALTER & GRISWOLD LLP
1400 KeyBank Center
800 Superior Avenue
Cleveland, OH 44114-2688

Counsel for Defendants William G. Bares,
Carol A. Cartwright, Edward P. Campbell,
Bill R. Sanford, Alexander M. Cutler,
Eduardo R. Menascé, Lauralee M. Martin, H.
James Dallas, Joseph A. Carrabba, Ruth Ann
M. Gillis, Kristen L. Manos, and
Peter G. Ten Eyck, II

Daniel R. Warren
BAKER & HOSTETLER LLP
PNC Center
1900 East 9th Street, Suite 3200
Cleveland, OH 44114-3482
Counsel for KeyCorp
     Any Current KeyCorp Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the

Settlement, the Fee Award or the Special Awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
X.	CONDITIONS FOR SETTLEMENT
     The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; and (2) expiration of the time to appeal from or to alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of the time immediately before the Effective Date of the Stipulation.
XI.	EXAMINATION OF PAPERS AND INQUIRIES
     This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Cleveland, OH 44113, during business hours of each business day. The Notice as well as the Stipulation will also be available for viewing on KeyCorp’s website.
     Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:
ROBERT B. WEISER
THE WEISER LAW FIRM, P.C.
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: (866) 934-7372
Facsimile: (610) 225-2678
Counsel for Plaintiffs
PLEASE DO NOT CONTACT THE COURT, DEFENDANTS’ COUNSEL
OR KEYCORP REGARDING THIS NOTICE.